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                                                                Exhibit 99(d)(4)


Munder Capital Management
480 Pierce Street
Birmingham, Michigan 48009


Ladies and Gentlemen:

     Reference is made to the Investment Advisory Agreement between us dated as of July 2, 1998 (the "Agreement").

     This letter is to provide notice of the creation of an additional investment portfolio of The Munder Funds, Inc., namely the Munder Bio(Tech)2 Fund (the "New Portfolio").

     In accordance with the Additional Portfolios provision of Section 1(b) of the Agreement, we request that you act as Investment Advisor under the Agreement with respect to the New Portfolio.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.


                                             Very truly yours,

                                             The Munder Funds, Inc.

                                             By: /s/ Stephen J. Shenkenberg
                                                ---------------------------

                                             Accepted:

                                             Munder Capital Management

                                             By: /s/ Stephen J. Shenkenberg
                                                ---------------------------

Date: September 25, 2000